Exhibit 99.1

TopBuild Reports Third Quarter 2016 Financial Results

•	Net sales Increased 5.9% to $453 Million; Installation segment sales up 7.2%, Distribution segment sales up 1.9%

•	$39.1 million operating profit
•	$39.6 million on an Adjusted Basis, up 27%

•	$0.65 diluted earnings per share
•	$0.63 on an adjusted basis, up 26%

DAYTONA BEACH, FL - November 9, 2016 — TopBuild Corp. (NYSE: BLD), the leading purchaser, installer and distributor of insulation products to the United States construction industry, reported financial results for the third quarter ended September 30, 2016.

Jerry Volas, Chief Executive Officer of TopBuild stated, "We continue to successfully leverage our existing platform to generate sales growth, outpacing the increase in lagged housing starts.  We believe the trajectory of housing starts will continue to be positive, as there is a limited supply of new construction, and increasing household formations are driving demand.  This is an excellent external environment for TopBuild to drive market share and sales growth.

“Our operational improvement initiatives are also generating positive results.  The 8.7% adjusted operating margin for the third quarter is an increase of 140 basis points year-over-year and 230 basis points sequentially.  Year-to-date, our adjusted operating profit margin has expanded 200 basis points.  In summary, we remain focused on balancing top line growth with margin performance.”

Third Quarter Financial Highlights

(unless otherwise indicated, comparisons are to the quarter ended September 30, 2015)

•	Net sales increased 5.9% to $453.1 million, primarily driven by sales volume growth in both operating segments.
•	Gross margin was up 190 basis points year-over-year and 170 basis points on an adjusted basis.
•	Selling, general, and administrative (“SG&A”) expenses as a percentage of sales were 15.2%, compared to 14.9%.
•	Operating profit was $39.1 million compared to $30.2 million. On an adjusted basis, operating profit was $39.6 million compared to $31.2 million, a 26.7% improvement.
•	Operating margins improved 150 basis points to 8.6%. On an adjusted basis, operating margins were 8.7%, up 140 basis points.
•

Net income from continuing operations was $24.6 million, or $0.65 per diluted share, compared to $16.6 million or $0.44 per diluted share.  On an adjusted basis, net income from continuing operations was $23.8 million, or $0.63 per diluted share compared to $19.0 million or $0.50 per diluted share.

•	At quarter end, the Company had cash and cash equivalents of $104.5 million and availability under its revolving credit facility of $75.9 million for total liquidity of $180.4 million.

Operating Segment Highlights

(all comparisons are to quarter ended September 30, 2015)

•	TruTeamSM (Installation)
o	Net sales increased 7.2% driven primarily by increased volume.
o	Operating margin was 10.7%, a 330 basis point improvement. On an adjusted basis, operating margin was 10.8%, a 300 basis point improvement.
•	Service Partners® (Distribution)
o	Net sales rose 1.9%, negatively impacted by a decrease in selling prices.
o	Operating margin was 8.9% compared to 9.9%, with the margin decline primarily attributable to lower selling prices.

Additional Information

A presentation that will be referenced on today’s conference call is available on the “Investors” section of the Company’s website at www.topbuild.com.

Conference Call Details

A conference call to discuss the Company’s third quarter financial results for 2016 is scheduled for today, Wednesday, November 9, 2016, at 9:00 a.m. Eastern Time.  The call may be accessed by dialing (800) 624-0538.  The conference call will be webcast simultaneously on the “Investors” section of the Company’s website at www.topbuild.com.

A replay of the call will be available on TopBuild’s website or it may be accessed by phone by dialing (800) 633-8284.  The replay passcode is 21817553.

About TopBuild

TopBuild Corp., headquartered in Daytona Beach, Florida, is the leading purchaser, installer and distributor of insulation products to the U.S. construction industry.  We provide insulation services nationwide through TruTeamSM, which has over 170 branches and our Service Partners® business distributes insulation from over 70 branches.  We leverage our national footprint to gain economies of scale while capitalizing on our local market presence to forge strong relationships with our customers.  To learn more about TopBuild please visit our website at www.topbuild.com.

Use of Non-GAAP Financial Measures

The “adjusted” financial measures presented above are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).  The Company believes that these non-GAAP financial measures, which are used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods.  Such non-GAAP financial measures are reconciled to their closest GAAP financial measures in tables contained in this news release.  Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under GAAP.  Additional information may be found in the Company’s filings with the Securities and Exchange Commission which are available on TopBuild’s website under “Investors” at www.topbuild.com.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act.  These forward-looking statements may address, among other things, our expected financial and operational results and the related assumptions underlying our expected results.  These forward-looking statements are distinguished by use of words such as “will,” “would,” “anticipate,” “expect,” “believe,” “plan” or “intend,” the negative of these terms, and similar references to future periods.  These views involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements.  Our forward-looking statements contained herein speak only as of the date of this press release.  Factors or events that we cannot predict, including those described in the risk factors contained in our filings with the Securities and Exchange Commission, may cause our actual results to differ from those expressed in forward-looking statements.  Although TopBuild believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be achieved and it undertakes no obligation to update publicly any forward-looking statements as a result of new information, future events, or otherwise, except as required by applicable law.

Investor Relations and Media Contact

Tabitha Zane

tabitha.zane@topbuild.com

386-763-8801

(tables follow)

TopBuild Corp.

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except per common share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net sales	$453,102	$427,888	$1,298,715	$1,190,109
Cost of sales	344,963	333,886	1,003,433	936,601
Gross profit	108,139	94,002	295,282	253,508

Selling, general, and administrative expense	69,038	63,811	209,623	212,974
Operating profit	39,101	30,191	85,659	40,534

Other income (expense), net:
Interest expense	(1,271)	(1,576)	(4,315)	(7,893)
Other, net	65	10	201	14
Other expense, net	(1,206)	(1,566)	(4,114)	(7,879)
Income from continuing operations before income taxes	37,895	28,625	81,545	32,655

Income tax expense from continuing operations	(13,329)	(12,001)	(30,246)	(13,201)
Income from continuing operations	24,566	16,624	51,299	19,454

Loss from discontinued operations, net	—	—	—	(234)
Net income	$24,566	$16,624	$51,299	$19,220

Income (loss) per common share:
Basic:
Income from continuing operations	$0.65	$0.44	$1.36	$0.52
Loss from discontinued operations, net	—	—	—	(0.01)
Net income	$0.65	$0.44	$1.36	$0.51

Diluted:
Income from continuing operations	$0.65	$0.44	$1.35	$0.52
Loss from discontinued operations, net	—	—	—	(0.01)
Net income	$0.65	$0.44	$1.35	$0.51

TopBuild Corp.

Condensed Consolidated Balance Sheets and Other Financial Data (Unaudited)

(dollars in thousands)

	As of
	September 30,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$104,497	$112,848
Receivables, net of an allowance for doubtful accounts of $3,607 and $3,399 at September 30, 2016 and December 31, 2015, respectively	265,655	235,549
Inventories, net	105,829	118,701
Prepaid expenses and other current assets	16,425	13,263
Total current assets	492,406	480,361

Property and equipment, net	91,992	93,066
Goodwill	1,045,058	1,044,041
Other intangible assets, net	2,838	1,987
Deferred tax assets, net	20,549	20,549
Other assets	3,620	2,245
Total assets	$1,656,463	$1,642,249

LIABILITIES
Current liabilities:
Accounts payable	$217,931	$253,311
Current portion of long-term debt	20,000	15,000
Accrued liabilities	73,524	58,369
Total current liabilities	311,455	326,680

Long-term debt	163,714	178,457
Deferred tax liabilities, net	181,730	181,254
Long-term portion of insurance reserves	39,555	39,655
Other liabilities	436	474
Total liabilities	696,890	726,520

EQUITY	959,573	915,729
Total liabilities and equity	$1,656,463	$1,642,249

	As of September 30,
	2016	2015
Other Financial Data
Working Capital Days
Receivable days	45	46
Inventory days	29	30
Accounts payable days	76	86
Working capital	$153,553	$111,782
Working capital as a percent of sales (LTM)	8.9%	7%

TopBuild Corp.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(dollars in thousands)

	Nine Months Ended September 30,
	2016	2015
Net Cash Provided by (Used in) Operating Activities:
Net income	$51,299	$19,220
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,923	9,070
Share-based compensation	5,743	3,151
Loss on sale or abandonment of property and equipment	2,399	2,265
Amortization of debt issuance costs	257	86
Provision for bad debt expense	2,696	2,658
Loss from inventory obsolescence	970	1,194
Deferred income taxes, net	476	5,401
Changes in certain assets and liabilities:
Receivables, net	(32,294)	(29,729)
Inventories, net	12,103	2,378
Prepaid expenses and other current assets	(3,162)	(2,908)
Accounts payable	(35,023)	10,146
Long-term portion of insurance reserves	(1,599)	1,211
Accrued liabilities	15,159	18,983
Other, net	(13)	20
Net cash provided by operating activities	27,934	43,146

Cash Flows Provided by (Used in) Investing Activities:
Purchases of property and equipment	(10,083)	(10,589)
Acquisition of a business	(3,476)	—
Proceeds from sale of property and equipment	379	771
Other, net	93	500
Net cash used in investing activities	(13,087)	(9,318)

Cash Flows Provided by (Used in) Financing Activities:
Net transfer (to) from Former Parent	(153)	75,935
Cash distribution paid to Former Parent	—	(200,000)
Proceeds from issuance of long-term debt	—	200,000
Repayment of long-term debt	(10,000)	(2,500)
Payment of debt issuance costs	—	(1,715)
Taxes withheld and paid on employees' equity awards	(1,668)	(171)
Repurchase of shares of common stock	(11,377)	—
Net cash (used in) provided by financing activities	(23,198)	71,549

Cash and Cash Equivalents
(Decrease) increase for the period	(8,351)	105,377
Beginning of year	112,848	2,965
End of period	$104,497	$108,342

Supplemental disclosure of noncash investing activities:
Accruals for property and equipment	$110	$—

TopBuild Corp.

Segment Data (Unaudited)

(dollars in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	Change	2016	2015	Change
Installation
Sales	$300,005	$279,809	7.2%	$860,924	$778,469	10.6%

Operating profit, as reported	$32,196	$20,678		$68,499	$26,713
Operating margin, as reported	10.7%	7.4%		8.0%	3.4%

Rationalization charges†	115	23		1,009	3,853
Legal adjustments, net	—	1,030		—	2,400
Fixed asset disposal (truck mounted devices)	—	—		—	1,690
Operating profit, as adjusted	$32,311	$21,731		$69,508	$34,656
Operating margin, as adjusted	10.8%	7.8%		8.1%	4.5%

Distribution
Sales	$174,123	$170,881	1.9%	$499,268	$476,333	4.8%

Operating profit, as reported	$15,536	$16,909		$43,416	$40,183
Operating margin, as reported	8.9%	9.9%		8.7%	8.4%

Rationalization charges	—	—		83	512
Operating profit, as adjusted	$15,536	$16,909		$43,499	$40,695
Operating margin, as adjusted	8.9%	9.9%		8.7%	8.5%

Total
Sales before eliminations	$474,128	$450,690		$1,360,192	$1,254,802
Intercompany eliminations	(21,026)	(22,802)		(61,477)	(64,693)
Net sales after eliminations	$453,102	$427,888	5.9%	$1,298,715	$1,190,109	9.1%

Operating profit, as reported - segment	$47,732	$37,587		$111,915	$66,896
General corporate expense, net	(4,966)	(4,395)		(15,716)	(18,022)
Intercompany eliminations and other adjustments	(3,665)	(3,001)		(10,540)	(8,340)
Operating profit, as reported	$39,101	$30,191		$85,659	$40,534
Operating margin, as reported	8.6%	7.1%		6.6%	3.4%

Rationalization charges †‡	435	23		2,090	4,365
Legal adjustments, net	—	1,030		—	2,400
Acqusition costs	55	—		55	—
Fixed asset disposal (truck mounted devices)	—	—		—	1,690
Masco general corporate expense, net	—	—		—	13,627
Masco direct corporate expense	—	—		—	5,604
Expected standalone corporate expense	—	—		—	(11,000)
Operating profit, as adjusted	$39,591	$31,244		$87,804	$57,220
Operating margin, as adjusted	8.7%	7.3%		6.8%	4.8%

Share-based compensation	2,037	1,485		5,743	3,151
Depreciation and amortization	3,015	2,930		8,923	9,156
EBITDA, as adjusted	$44,643	$35,659		$102,470	$69,527

Sales change period over period	25,214			108,606
EBITDA, as adjusted change period over period	8,984			32,943
EBITDA, as adjusted as percentage of sales change	35.6%			30.3%

† 2015 Rationalization charges included spin-off charges.
‡ 2016 Rationalization charges include corporate level adjustments as well as segment operating adjustments.

TopBuild Corp.

Non-GAAP Reconciliations (Unaudited)

(in thousands, except common share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Gross Profit and Operating Profit Reconciliations

Net sales	$453,102	$427,888	$1,298,715	$1,190,109

Gross profit, as reported	$108,139	$94,002	$295,282	$253,508

Insurance adjustment	—	1,000	—	1,000

Gross profit, as adjusted	$108,139	$95,002	$295,282	$254,508

Gross margin, as reported	23.9%	22.0%	22.7%	21.3%
Gross margin, as adjusted	23.9%	22.2%	22.7%	21.4%

Operating profit, as reported	$39,101	$30,191	$85,659	$40,534

Rationalization charges†	435	23	2,090	4,365
Acqusition costs	55	—	55	—
Legal adjustments, net	—	1,030	—	2,400
Fixed asset disposal (truck mounted device)	—	—	—	1,690
Masco general corporate expense, net	—	—	—	13,627
Masco direct corporate expense	—	—	—	5,604
Expected standalone corporate expense	—	—	—	(11,000)
Operating profit, as adjusted	$39,591	$31,244	$87,804	$57,220

Operating margin, as reported	8.6%	7.1%	6.6%	3.4%
Operating margin, as adjusted	8.7%	7.3%	6.8%	4.8%

Income Per Common Share Reconciliation

Income from continuing operations before income taxes, as reported	$37,895	$28,625	$81,545	$32,655

Rationalization charges†	435	23	2,090	4,365
Acquisition costs	55	—	55	—
Legal adjustments, net	—	1,030	—	2,400
Fixed asset disposal (truck mounted device)	—	—	—	1,690
Masco general corporate expense, net	—	—	—	13,627
Masco direct corporate expense	—	—	—	5,604
Expected standalone corporate expense	—	—	—	(11,000)
Income from continuing operations before income taxes, as adjusted	38,385	29,678	83,690	49,341

Tax rate at 38% and 36% for 2016 and 2015, respectively	(14,586)	(10,684)	(31,802)	(17,763)
Income from continuing operations, as adjusted	$23,799	$18,994	$51,888	$31,578

Income per common share, as adjusted	$0.63	$0.50	$1.37	$0.84

Average diluted common shares outstanding	37,952,333	37,907,784	37,942,540	37,748,756

† 2015 Rationalization charges included spin-off charges.